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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 January 4, 2001

                Date of Report (Date of Earliest Event Reported)


                                 PTN Media, Inc.

             (Exact name of Registrant as specified in its charter)


             Delaware               0-24835            38-3399098

          (State or other         (Commission        (IRS Employer
          jurisdiction of         File Number)       Identification No.)
          incorporation or
           organization)


                           455 East Eisenhower Parkway
                                    Suite 15
                            Ann Arbor, Michigan 48108

                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (734) 327-0579 with copies to:

                                Hank Gracin, Esq.
                               Lehman & Eilen, LLP
                         50 Charles Lindbergh Boulevard
                                    Suite 505
                                Tel: 516-222-0888
                                Fax: 516-222-0948

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ITEM 5.  OTHER EVENTS

      On January 4, 2001, PTN Media, Inc. (the "Company") entered into a three-year, exclusive, royalty-free, worldwide license agreement (the "License Agreement") with Michael Jordan, the former National Basketball Association player ("Jordan") granting the Company the right to use Jordan's name, likeness, image and endorsement in connection with the proposed advertisement, promotion and sale of handheld computers using the Palm, Inc. operating systems.

      The License Agreement provides that the Company shall pay Jordan a royalty equal to twelve percent (12%) of the proceeds from the sale of certain Palm Inc. products, but in no event less than an annual minimum royalty of $1,000,000 in the first year and $1,250,000 in the second and third years.

      The Company has not yet amended its original equipment manufacturer partner agreement with Palm, Inc. to include the Company's rights under the License Agreement.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      (C) EXHIBITS.

10.1 License Agreement dated January 4, 2001 between PTN Media, Inc. and Michael Jordan.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PTN MEDIA, INC.



Dated: January 9, 2001              By: /s/ Peter Klamka
                                        ----------------

                                        Peter Klamka
                                        Chief Executive Officer


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                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION

10.1 License Agreement dated January 4, 2001 between PTN Media, Inc. and Michael Jordan.